                                                                    EXHIBIT 10.4

                TERMINATION OF REMARKETING AGREEMENT relating to
                  6.15% Reset Put Securities ("REPS") Due 2033
                                       of
                            Cox Communications, Inc.

         This Agreement, dated as of June 25, 2003, is by and between COX COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("MS").

         WHEREAS, the Company has issued $250,000,000 aggregate principal amount of its 6.15% REset Put Securities due 2033 (the "Notes");

         WHEREAS, as more particularly set forth in the Remarketing Agreement dated as July 27, 1998 by and between the Company and MS (the "Remarketing Agreement"). MS has the option to elect to purchase and remarket the Notes in whole, but not in part (such right being referred in this Agreement as the "Remarketing Option") in its capacity as the Remarketing Dealer (as defined in the Remarketing Agreement);

         WHEREAS, the Company, wishes to terminate MS's Remarketing Option on the terms and conditions set forth herein; and

         WHEREAS, the Company and MS wish to terminate the Remarketing
Agreement:

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and MS hereby agree as follows:

         1. The Company and MS agree to terminate MS's Remarketing Option under the terms hereof. Such termination shall become effective on the date that is the earlier of (i) the date on which the Company terminates MS's Remarketing Option with respect to all of the Notes or (ii) July 29, 2003 (the "Termination Date"). The Remarketing Agreement shall be terminated in its entirety as of the Termination Date and, other than as provided in Section 8 thereof, no provision thereof or rights or obligations thereunder shall survive such termination. The Company agrees to repurchase the entire principal amount of the Notes on the Coupon Reset Date (as defined in the Remarketing Agreement) at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, on the Notes to but excluding the Coupon Reset Date.

         2. The Company may elect at any time and on multiple days during the Termination Period (as defined herein), but not later than the Termination Date, to terminate MS's Remarketing Option with respect to all or any portion of the Notes by providing notice to MS on any such day specifying the aggregate principal amount of the Notes with respect to which the Remarketing Option is being terminated. Any remaining portion of the Notes with respect to which the Company has not terminated MS's

Remarketing Option during the Termination Period shall be deemed terminated as of the Termination Date. For purposes hereof, "Termination Period" shall mean any New York Business Day commencing on the date hereof up to and including the Termination Date. A "New York Business Day" shall mean any day on which commercial banks are open for business in New York.

         3. In consideration for the early termination of the Remarketing Option respecting all or any portion of the aggregate principal amount of the Notes, the Company agrees to pay MS such amounts as shall be agreed between the Company and MS during the Termination Period. Such consideration shall be agreed between the Company and MS promptly after MS's receipt of each notice by the Company of its election to so terminate. Upon agreeing consideration for each such termination, the parties hereto shall complete and sign the Confirmation of Unwind in the form attached hereto as Annex A and deliver such Confirmation of Unwind to each other.

         4. Any notice to terminate all or a portion of the Remarketing Option that is received by MS during the Termination Period by 11:00 a.m., New York time, shall be effective as of the date such notice is received, and the Remarketing Option respecting the portion of the aggregate principal amount of the Notes stated therein shall be terminated as of such date. Any notices received by MS during the Termination Period after 11:00 a.m., New York time, shall be deemed effective on the New York Business Day following the date received. Consideration for the portion of the Remarketing Option that is terminated shall be due and payable prior to the close of business on the effective date of such termination.

         5. Any notice or other communication required to be given hereunder shall be given in accordance with Section 10 of the Remarketing Agreement, provided that notice under Section 2 of this Agreement may be communicated through electronic mail subject to telephone confirmation of receipt.

         6. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made or to be performed in such state without reference to the choice of law doctrine.

         7. This Agreement may be executed in several counterparts, each of which will be regarded as an original and all of which will constitute one and the same document.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the 25th day of June 2003.

                                 COX COMMUNICATIONS, INC.

                                 By: /s/ Jimmy W. Hayes
                                     -----------------------------
                                     Name: Jimmy W. Hayes
                                     Title: Executive Vice President, Finance
                                            and Chief Financial Officer

                                 MORGAN STANLEY & CO. INCORPORATED

                                 By: /s/ William C. Thum
                                     -----------------------------
                                     Name: William C. Thum
                                     Title: Vice President

                                                                      Appendix A

                Aggregate Principal                      Remaining
                Amount Subject to                       Outstanding
Unwind Date          Unwind           Consideration   Principal Amount
----------------------------------------------------------------------
6/25/03           $250,000,000         $ 10,458,891     $200,000,000
6/26/03           $200,000,000         $  4,707,373     $175,000,000
6/27/03           $175,000,000         $  4,316,055     $150,000,000
7/2/03            $150,000,000         $  8,635,012     $100,000,000
7/3/03            $100,000,000         $  4,100,276     $ 75,000,000
7/7/03            $ 75,000,000         $  7,852,196     $ 25,000,000
7/8/03            $ 25,000,000         $  3,663,110     $          0
----------------------------------------------------------------------
Total                                  $ 43,732,913

                                      COX COMMUNICATIONS, INC.

                                      By: /s/ Jimmy W. Hayes
                                          -------------------------------------
                                      Name: Jimmy W. Hayes
                                      Title: Executive Vice President, Finance
                                             and Chief Financial Officer

                                      MORGAN STANLEY & CO. INCORPORATED

                                      By: /s/ William C. Thum
                                          -------------------------------------
                                          Name: William C. Thum
                                          Title: Vice President